                                                                     Exhibit 2.1


                                MERGER AGREEMENT


         This Merger Agreement (this "Agreement") is entered into as of February 15, 1996, by and among Republic Industries, Inc., a Delaware corporation ("Republic"); RI/DFRP, Inc., RI/GS Merger Corp., each a Colorado corporation and a wholly-owned subsidiary of Republic (together, the "Republic Merger Subs", and together with Republic, the "Republic Companies"); The Denver Fire Reporter & Protective Co. ("Denver Fire") and Guardian Security Services, Inc. ("Guardian"), each a Colorado corporation (together, the "Alarm Companies"); and J. Stewart Jackson, the sole shareholder of each of the Alarm Companies (the "Shareholder"). Certain other capitalized terms used herein are defined in Article XI.


                                    RECITALS

         The Boards of Directors of Republic and the Alarm Companies have determined that it is in the best interests of their respective shareholders for Republic to acquire the Alarm Companies upon the terms and subject to the conditions set forth in this Agreement. In order to effectuate the transaction, Republic has organized the Republic Merger Subs as wholly-owned subsidiaries and the parties have agreed, subject to the terms and conditions set forth in this Agreement, to merge the Republic Merger Subs with and into the Alarm Companies so that each of the Alarm Companies continue as surviving corporations. As a result, each of the Alarm Companies will become a wholly-owned subsidiary of Republic, and the Shareholder will be issued certain shares of the voting common stock, $0.01 par value per share (the "Common Stock"), of Republic.


                               TERMS OF AGREEMENT

         In consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                                  THE MERGERS

         1.1 THE MERGERS. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined below), and pursuant to the terms and conditions set forth in the Plans of Merger and Reorganization attached hereto as Exhibits A and B (the "Plans of Merger"), the Republic Merger Subs will be merged into
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and with the Alarm Companies (the "Mergers"), as follows: (a) RI/DFRP, Inc.
will be merged with and into Denver Fire and (b) RI/GS Merger Corp. will be merged with and into Guardian. The terms and conditions of each of the Plans of Merger are incorporated herein by reference as if fully set forth herein. As a result of the Mergers, the separate corporate existences of each of the Republic Merger Subs shall cease and the Alarm Companies shall continue as surviving corporations and wholly-owned subsidiaries of Republic.

         1.2 THE CLOSING. Subject to the terms and conditions of this Agreement, the consummation of the Mergers (the "Closing") shall take place on February 27, 1996 (and in any event within five business days) after satisfaction or waiver of the conditions set forth in Articles VI and VII hereof, at the offices of Friedlob Sanderson Raskin Paulson & Tourtillott, LLC, 1400 Glenarm Place, Suite 300, Denver, Colorado 80202, or at such other location agreed upon by the parties.

         1.3  [INTENTIONALLY OMITTED]

         1.4 FILING OF ARTICLES OF MERGER. At the time of the Closing, the parties shall cause the Mergers to be consummated at the same time by filing duly executed Articles of Merger (with the respective completed Plan of Merger annexed thereto) with the Department of State of the State of Colorado, in such form as Republic determines is required by and is in accordance with the relevant provisions of the Colorado Business Corporations Act (the "CBCA") (the date and time of such filing is referred to herein as the "Effective Time").

         1.5 ISSUANCE OF REPUBLIC SHARES. At the Effective Time, by virtue of the Mergers and without any further action on the part of the parties hereto
(i) each share of common stock, $1.00 par value per share, of Denver Fire ("Denver Fire Stock) shall be converted and exchanged for 1,040.3785 shares (the "Denver Fire Conversion Amount") of Republic Common Stock and (ii) each share of common stock, $1.00 par value per share, of Guardian ("Guardian Common Stock") shall be converted into and exchanged for 74.170 shares (the "Guardian Conversion Amount") of Republic Common Stock. Republic shall issue to the Shareholder duly executed certificates, in valid form registered in his name evidencing that number of shares of Republic Common Stock determined, to the nearest whole share (i) by multiplying (a) the Denver Fire Conversion Amount times (b) the number of shares of Denver Fire Stock owned of record by the Shareholder on the Effective Date as set forth on Schedule 3.5 and (ii) by multiplying (c) the Guardian Conversion Amount times (d) the number of shares of Guardian Stock owned of record by the Shareholder on the Effective Date as set forth on Schedule 3.5.





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         1.6     DELIVERY OF CERTIFICATES.  At the Closing, the Shareholder
shall deliver the certificates representing all of the issued and outstanding shares of capital stock of each of the Alarm Companies to Republic for cancellation, and Republic shall deliver duly executed certificates, in valid form, representing the shares of Republic Common Stock to be issued pursuant to
Section 1.5 in the following manner: (i) Republic shall deliver to the Shareholder one or more certificates evidencing ninety percent (90%) of such shares of Republic Common Stock (rounded to the nearest whole share), and (ii) Republic shall set aside and hold in accordance with Article IX the certificates evidencing the balance of such shares of Republic Common Stock (the "Held Back Shares"). The shares of Republic Common Stock, including the Held Back Shares, issuable by Republic in the Mergers are sometimes referred to herein as the "Republic Shares".

         1.7 ACCOUNTING AND TAX TREATMENT. The parties hereto acknowledge and agree that the transactions contemplated hereby shall be treated as a pooling of interests combination and as a tax-free reorganization under Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code").


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                           OF THE REPUBLIC COMPANIES

         As a material inducement to the Shareholder to enter into this Agreement and to consummate the transactions contemplated hereby, each of the Republic Companies jointly and severally makes the following representations and warranties to the Shareholder:

         2.1 CORPORATE STATUS. Republic is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Republic Merger Subs is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. Each of the Republic Merger Subs is a wholly- owned subsidiary of Republic. There is no pending or threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of any of the Republic Companies.

         2.2 CORPORATE POWER AND AUTHORITY. Each of the Republic Companies has the corporate power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. Each of the Republic Companies has taken all action necessary to authorize its execution and delivery of this Agreement, the performance of its respective obligations hereunder and the consummation of the transactions contemplated hereby.





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         2.3     ENFORCEABILITY.  This Agreement has been duly executed and delivered by each of the Republic Companies and constitutes a legal, valid and binding obligation of each of the Republic Companies, enforceable against each of the Republic Companies in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         2.4 REPUBLIC COMMON STOCK. Upon consummation of the Mergers and the issuance and delivery of certificates representing the Republic Shares to the Shareholder, the Republic Shares will be validly issued, fully paid and non- assessable shares of Republic Common Stock.

         2.5 NO COMMISSIONS. None of the Republic Companies has incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

         2.6 CAPITALIZATION. The authorized capital stock of Republic consists of 350,000,000 shares of Republic Common Stock and 5,000,000 shares of preferred stock. As of February 8, 1996, (i) 76,967,114 shares of Republic Common Stock were validly issued and outstanding, fully paid and nonassessable and not issued in violation of any preemptive right of any stockholder of Republic, and (ii) no shares of preferred stock were issued and outstanding. The Republic Shares to be issued in the Mergers will be "voting stock" within the meaning of the Code.

         2.7 CONSENTS AND APPROVALS; NO VIOLATION. Neither the execution and delivery of this Agreement by Republic, nor the consummation by Republic of the transactions contemplated hereby, nor compliance by Republic with any of the provisions hereof will (a) conflict with or result in any breach of any provision of its First Amended and Restated Certificate of Incorporation or Bylaws, (b) violate, conflict with, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien, upon any of the properties or assets of Republic or any of its subsidiaries (the "Republic Subsidiaries") under any of the terms, conditions or provisions of any contract or lien, to which Republic or any Republic Subsidiary is a party or to which they or any of their respective properties or assets may be subject, except for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens or other encumbrances, which, individually or in the aggregate, will not have a Material Adverse Effect on Republic, (c) violate any judgment, ruling, order, writ,





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injunction, decree, statute, rule or regulation applicable to Republic or any
Republic Subsidiary or any of their respective properties or assets, except for such violations which, individually or in the aggregate, will not have a Material Adverse Effect on Republic, or (d) require any consent, approval, authorization or permit of or from, or filing with or notification to, any Governmental Authority except (i) pursuant to the Exchange Act or the Securities Act, (ii) filings required under the securities or blue sky laws of the various states, (iii) filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (iv) consents, approvals, authorizations, permits, filings or notifications which have either been obtained or made prior to the Closing or which, if not obtained or made, will neither, individually or in the aggregate, have a Material Adverse Effect on Republic nor restrict Republic's legal authority to execute and deliver this Agreement and consummate the transactions contemplated hereby, or (v) any filing required to be made by the Alarm Companies or the Shareholder.

         2.8 REPORTS AND FINANCIAL STATEMENTS; NASDAQ COMPLIANCE. Within the last three years, except where failure to have done so did not and would not have a Material Adverse Effect on Republic, Republic has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with the SEC under the Exchange Act, including, but not limited to Forms 10-K, Forms 10-Q, Forms 8-K and proxy statements (collectively, the "Republic Reports"). Republic has previously furnished to the Shareholder copies of all Republic Reports filed with the SEC since January 1, 1995, and with respect to Republic Reports filed after the date of this Agreement until the Effective Date, will promptly furnish to the Shareholder, copies of each of the Republic Reports filed with the SEC during such period. As of their respective dates (but taking into account any amendments filed prior to the date of this Agreement), the Republic Reports complied, or, with respect to Republic Reports filed after the date of this Agreement, will comply, in all material respects with all the rules and regulations promulgated by the SEC and did not contain, or, with respect to Republic Reports filed after the date of this Agreement, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Republic has taken all necessary action to ensure its continued inclusion in, and the continued eligibility of the Republic Common Stock for trading on, the NASDAQ Stock Market under all currently effective inclusion requirements.

         2.9 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in Republic Reports filed by Republic with the SEC prior to the date of this Agreement, since December 31, 1994 to the date of this Agreement, there has not been any change in the financial





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condition, results of operations or business of Republic and the Republic
Subsidiaries that either individually or in the aggregate would have a Material Adverse Effect on the financial condition of Republic.

         2.10 ACCOUNTING AND TAX MATTERS. Neither Republic nor, to the best of its Knowledge, any of its Affiliates, has taken or agreed to take any action that would prevent Republic from accounting for the business combination to be effected by the Mergers as a "pooling of interests." Republic warrants that it has no current intention of disposing of any of the capital stock of the Alarm Companies to be received by Republic in the Mergers. Republic agrees that from and after the Effective Time, it will not take any action to cause the Mergers to lose their tax free status.

         2.11 INFORMATION REGARDING KEY PERSON. To the knowledge of Republic, without independent investigation, the statements attributed to H. Wayne Huizenga in the press release dated February 14, 1996 and attached hereto as Exhibit 2.11 regarding his health are correct.


                                  ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

         As a material inducement to each of the Republic Companies to enter into this Agreement and to consummate the transactions contemplated hereby, the Shareholder makes the following representations and warranties to the Republic
Companies:

         3.1 CORPORATE STATUS. Each of the Alarm Companies is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and has the requisite power and authority to own or lease its properties and to carry on its business as now being conducted. Each of the Alarm Companies is legally qualified to transact business as a foreign corporation in all jurisdictions where the nature of its properties and the conduct of its business requires such qualification (all of which jurisdictions are listed on Schedule 3.1) and is in good standing in each of the jurisdictions in which it is so qualified. There is no pending or threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of any of the Alarm Companies.

         3.2 POWER AND AUTHORITY. Each of the Alarm Companies has the power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. Each of the Alarm Companies has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its respective obligations hereunder and the consummation of the transactions contemplated hereby. The Shareholder is an individual residing in the State of





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Colorado with the requisite competence and authority to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby.

         3.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by the Shareholder and each of the Alarm Companies and constitutes the legal, valid and binding obligation enforceable against the Shareholder and each of the Alarm Companies in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         3.4 CAPITALIZATION. Schedule 3.4 sets forth, with respect to each of the Alarm Companies, (a) the number of authorized shares of each class of capital stock, (b) the number of issued and outstanding shares of each class of capital stock, and (c) the number of shares of each class of capital stock which are held in treasury. All of the issued and outstanding shares of capital stock of each of the Alarm Companies (a) have been duly authorized and validly issued and are fully paid and non-assessable, (b) were issued in compliance with all applicable state and federal securities laws, and (c) were not issued in violation of any preemptive rights or rights of first refusal.
No preemptive rights or rights of first refusal exist with respect to the shares of capital stock of the Alarm Companies, and no such rights arise by virtue of or in connection with the transactions contemplated hereby. There are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require any of the Alarm Companies to issue or sell any shares of its capital stock (or securities convertible into or exchangeable for shares of its capital stock). There are no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to any of the Alarm Companies. There are no proxies, voting rights or other agreements or understandings with respect to the voting or transfer of the capital stock of any of the Alarm Companies.
None of the Alarm Companies has any obligation to redeem or otherwise acquire any of its outstanding shares of capital stock.

         3.5 SHAREHOLDERS OF THE ALARM COMPANIES. The Shareholder is the sole record and beneficial owner of shares of capital stock of the Alarm Companies. Set forth on Schedule 3.5 is the Shareholder's address and social security number, and the number of outstanding shares of each class of capital stock of the Alarm Companies owned by the Shareholder as of the date hereof. The Shareholder owns such shares of capital stock of the Alarm





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Companies free and clear of all Liens, restrictions and claims of every kind.

         3.6 NO VIOLATION. The execution and delivery of this Agreement by the Shareholder and each of the Alarm Companies, the performance by them of their respective obligations hereunder and the consummation by them of the transactions contemplated by this Agreement will not (i) contravene any provision of the articles of incorporation or bylaws of any of the Alarm Companies, (ii) violate or conflict with any federal, state or local law, statute, ordinance, rule, regulation or any decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against the Shareholder or any of the Alarm Companies, (iii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any Contract which is applicable to, binding upon or enforceable against any of the Alarm Companies or the Shareholder, (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of any of the Alarm Companies, or (v) require the consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, any court or tribunal or any other Person, except (i) any applicable filings required under the HSR Act, (ii) any filings required to be made by the Republic Companies, (iii) any filings required to be made by the Alarm Companies with the U.S. Department of Defense and state and local licensing authorities, and (iv) the filing of appropriate forms under regulations related to Section 368 of the Code.

         3.7 RECORDS OF THE ALARM COMPANIES. The copies of the articles of incorporation and bylaws of each of the Alarm Companies which were provided to Republic are true, accurate and complete and reflect all amendments made through the date of this Agreement. To the Knowledge of the Shareholder or any of the Alarm Companies, the minute books for each of the Alarm Companies made available to Republic for review were correct and complete in all material respects as of the date of such review, no further entries have been made through the date of this Agreement (except for entries which the Shareholder has delivered to Republic), each contains the true signatures of the persons purporting to have signed them. All material corporate actions taken by any of the Alarm Companies have been duly authorized or ratified.

         3.8 SUBSIDIARIES. None of the Alarm Companies owns, directly or indirectly, any outstanding voting securities of or other interests in, or controls, any corporation, partnership, joint venture or other business entity.





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         3.9     FINANCIAL STATEMENTS.  The Shareholder has delivered to
Republic the individual financial statements of each of the Alarm Companies for the ten month period ended October 31, 1995, prepared internally by financial department employees of the Alarm Companies (collectively, the "Financial Statements"), a copy of which is attached to Schedule 3.9 hereto. The balance sheets dated as of October 31, 1995 of each of the Alarm Companies included in the Financial Statements are referred to herein together as the "Current Balance Sheet". The Financial Statements of Denver Fire have been prepared substantially on a cash basis method of accounting, and the Financial Statements of Guardian have been prepared on an accrual basis method of accounting, in each case prior to certain adjustments normally made by the Alarm Companies consistent with past practice. The Financial Statements of the Alarm Companies do not materially misrepresent their respective operations for each of the periods covered thereby.

         3.10 CHANGES SINCE THE CURRENT BALANCE SHEET DATE. Except as disclosed in Schedule 3.10, or except as contemplated by this Agreement, since the date of the Current Balance Sheet, none of the Alarm Companies has (i) issued any capital stock or other securities; (ii) except in the ordinary course of business customary with past practice, made any distribution of or with respect to its capital stock or other securities or purchased or redeemed any of its securities; (iii) paid any bonus to or increased the rate of compensation of any of its officers or salaried employees or amended any other terms of employment of such persons other than in the ordinary course of business consistent with past practice; (iv) sold, leased or transferred any of its properties or assets other than in the ordinary course of business consistent with past practice; (v) made or obligated itself to make capital expenditures out of the ordinary course of business consistent with past practice; (vi) made any payment in respect of its liabilities other than in the ordinary course of business consistent with past practice; (vii) incurred any obligations or liabilities (including any indebtedness) or entered into any transaction or series of transactions involving in excess of $25,000 in the aggregate out of the ordinary course of business, except for this Agreement and the transactions contemplated hereby; (viii) suffered any theft, damage, destruction or casualty loss, not covered by insurance for which a timely claim was filed, other than in the ordinary course of business consistent with past practice; (ix) suffered any extraordinary losses (whether or not covered by insurance); (x) waived, cancelled, compromised or released any rights other than in the ordinary course of business consistent with past practice; (xi) made or adopted any change in its accounting practice or policies; (xii) made any adjustment to its books and records (including, without limitation, any write-up or revaluation increasing the book value of any assets) other than in respect of the conduct of its business activities in the ordinary course consistent with past practice; (xiii) entered into





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any transaction with any Affiliate other than intercompany transactions in the ordinary course of business consistent with past practice; (xiv) entered into any employment agreement, except for oral agreements entered into in the ordinary course of business, all of which agreements are limited to employment-at-will agreements, or except as otherwise disclosed in Schedule 3.17; (xv) terminated, amended or modified any agreement other than in the ordinary course of business consistent with past practice; (xvi) imposed any security interest on the "Owned Properties", the "Leasehold Premises" or any of the "Assets" (as each such term is defined herein), other than in the ordinary course of business consistent with past practice; (xvii) delayed paying any accounts payable which are due and payable except to the extent being contested in good faith; (xviii) made or pledged any charitable contribution other than in the ordinary course of business consistent with past practice; or (xix) entered into any other transaction or been subject to any event which has or may have a Material Adverse Effect on the Alarm Companies other than economic or regulatory changes generally known throughout the industry in which the Alarm Companies operate; or (xx) agreed to do or authorized any of the foregoing.

         3.11 LIABILITIES OF THE ALARM COMPANIES. None of the Alarm Companies has any liabilities or obligations whether accrued, absolute, contingent or otherwise, except (a) to the extent specifically set forth in or incorporated by express reference in any of the Schedules attached hereto and
(b) liabilities incurred in the ordinary course of business. In preparing the Financial Statements, the Alarm Companies have not changed their respective methods of accounting with respect to the booking or disposition of liabilities from the methods of accounting with respect to such matters utilized in preparing previous financial statements. As of the Effective Time, the combined aggregate debt of the Alarm Companies will not exceed $50,000. As used in the previous sentence, "debt" of the Alarm Companies shall mean the current and long-term portions of bank debt, mortgages or other notes or loans payable, including notes or loans payable to shareholders, and remaining payments or pay-off amounts on capitalized or non-capitalized equipment leases; "debt" shall not include any intercompany debt between the Alarm Companies.

         3.12 LITIGATION. Except as set forth on Schedule 3.12, there is no action, suit, or other legal or administrative proceeding or governmental investigation pending, or to the Knowledge of the Shareholder, threatened, anticipated or contemplated against, by or affecting any of the Alarm Companies, or any of their respective properties or assets, or the Shareholder, or which questions the validity or enforceability of this Agreement or the transactions contemplated hereby, and, to the Knowledge of the Shareholder or any of the Alarm Companies, there is no basis for any of the foregoing. There are no outstanding orders, decrees or





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stipulations issued by any Governmental Authority in any proceeding to which any of the Alarm Companies is or was a party which have not been complied with in full or which continue to impose any material obligations on any of the Alarm Companies.

         3.13    ENVIRONMENTAL MATTERS.

                 3.13.1 None of the Alarm Companies has transported, stored, treated or disposed, nor has it knowingly allowed or arranged for any third parties to transport, handle, treat or dispose of Hazardous Substances or other waste to or at any location other than a site lawfully permitted to receive such Hazardous Substances or other waste for such purposes, nor has it performed, knowingly arranged for or knowingly allowed by any method or procedure such transportation, storage, treatment or disposal in contravention of any laws or regulations. None of the Alarm Companies has stored, handled, treated or disposed of, or knowingly allowed or arranged for any third parties to store, handle, treat or dispose of, Hazardous Substances or other waste upon property owned or leased by it, except as permitted by law. For purposes of this Section 3.13, the term "Hazardous Substances" shall include: (i) any "Hazardous Substance", "Pollutant" or "Contaminant" as defined in the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601, et seq., or the regulations promulgated thereunder ("CERCLA"); (ii) any hazardous waste as that term is defined in applicable state or local law; (iii) any substance containing petroleum, as that term is defined in Section 9001(8) of the Resource Conservation and Recovery Act, as amended ("RCRA"), 42 U.S.C. Section 6991(8) or in 40 C.F.R. Section 280.1; or (iv) any other substance for which any governmental entity with jurisdiction over the Owned Properties or the Leasehold Premises requires special handling in its generation, handling, use, collection, storage, treatment or disposal.

                 3.13.2 Except as set forth on Schedule 3.13, There has not occurred, nor is there presently occurring, a Release of any Hazardous Substance on, into or beneath the surface of any parcel of the Owned Properties or the Leasehold Premises. For purposes of this Section 3.13, the term "Release" shall have the meaning given it in CERCLA.

                 3.13.3 None of the Alarm Companies has shipped, transported or disposed of, nor has it knowingly allowed or arranged, by contract, agreement or otherwise, for any third parties to ship, transport or dispose of, any Hazardous Substance or other waste to or at a site which, pursuant to CERCLA or any similar state law, (i) has been placed on the National Priorities List or its state equivalent, or
         (ii) the





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         Environmental Protection Agency or the relevant state agency has proposed or is proposing to place on the National Priorities List or its state equivalent. None of the Alarm Companies has received notice, nor does it have Knowledge of any facts which could give rise to any notice, that any of the Alarm Companies is a potentially responsible party for a federal or state environmental cleanup site or for corrective action under CERCLA or any other applicable law or regulation. None of the Alarm Companies has submitted nor was required to submit any notice pursuant to Section 103(c) of CERCLA with respect to the Owned Properties or the Leasehold Premises. None of the Alarm Companies has received any written or oral request for information in connection with any federal or state environmental cleanup site. None of the Alarm Companies has been required to undertake, nor has it undertaken, response or remedial actions or clean-up actions of any kind at the request of any federal, state or local governmental entity, or at the request of any other person or entity.

                 3.13.4 Except as otherwise set forth on Schedule 3.13, none of the Alarm Companies has ever used any Underground Storage Tanks or Aboveground Storage Tanks, and there are not now nor, to the Knowledge of the Shareholder or any of the Alarm Companies, have there ever been any Underground Storage Tanks or Aboveground Storage Tanks on the Owned Properties or the Leasehold Premises. For purposes of this
         Section 3.13, the terms "Underground Storage Tanks" and "Aboveground Storage Tanks" shall have the meanings given them in RCRA.

                 3.13.5 Except as set forth on Schedule 3.13, there is no asbestos in or on any of the Owned Properties or Leasehold Premises.

                 3.13.6 There are no laws, regulations, ordinances, licenses, permits or orders relating to environmental or worker safety matters currently requiring any work, repairs, construction or capital expenditures with respect to the assets or properties of any of the Alarm Companies.

                 3.13.7 Schedule 3.17 identifies (i) all environmental audits, assessments or occupational health studies undertaken by any of the Alarm Companies or its agents or, to the Knowledge of the Shareholder, undertaken by governmental agencies; (ii) the results of any ground, water, soil, air or asbestos monitoring undertaken by any of the Alarm Companies or its agents or, to the Knowledge of the Shareholder or any of the Alarm Companies, undertaken by governmental agencies relating to or affecting any of its properties or assets;
         (iii) all written communications between any of the Alarm Companies and any environmental agencies; and (iv) all citations issued under the Occupational Safety and Health Act (29 U.S.C. Sections 651 et seq.) relating to or affecting any of the Alarm Companies or any of its properties or assets.

         3.14    REAL ESTATE.

                 3.14.1 The Alarm Companies do not own any real property or any interest therein except as set forth on Schedule 3.14(a) (the "Owned Properties"), which Schedule sets forth the location and size of, and principal improvements and buildings on, the Owned Properties. Except as set forth on Schedule 3.14(a), with respect to each such parcel of Owned Property:

                          (i) The Alarm Company owning such Owned Property has good and marketable title to the parcel of Owned Property, free and clear of any Lien other than (x) liens for real estate taxes not yet due and payable; (y) recorded easements, covenants, and other restrictions which do not materially impair the current use, occupancy or value of the property subject thereto, and (z) encumbrances and restrictions described in the title insurance policies listed on Schedule 3.14(a), all of which policies have been previously delivered or made available to Republic by the Shareholder;

                          (ii) there are no pending or, to the Knowledge of the Shareholder or any of the Alarm Companies, threatened condemnation proceedings, suits or administrative actions relating to the Owned Properties or other matters affecting adversely the current use, occupancy or value thereof;

                          (iii) the legal descriptions for the parcels of Owned Property contained in the deeds thereof describe such parcels fully and adequately; to the Knowledge of the Shareholder or any of the Alarm Companies (i) the buildings and improvements are located within the boundary lines of the described parcels of land, are not in violation of applicable setback requirements, zoning laws and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications) and do not encroach on any easement which may burden the land; (ii) the land does not serve any adjoining property for any purpose inconsistent with the use of the land; and (iii) the Owned Properties are not located, to any material degree, within any flood plain (such that a mortgagee would require a mortgagor to obtain flood insurance) or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained;

                          (iv) all facilities have received all approvals of Governmental Authorities (including licenses and permits) required in connection with the ownership or operation thereof and have been operated and maintained in accordance with applicable laws, ordinances, rules and regulations;

                          (v) there are no Contracts written or oral, granting to any party or parties the right of use or occupancy of any portion of the parcels of Owned Property;

                          (vi) there are no outstanding options or rights of first refusal to purchase the parcels of Owned Property, or any portion thereof or interest therein;

                          (vii) there are no parties (other than the Alarm Companies) in possession of the parcels of Owned Property;

                          (viii) all facilities located on the parcels of Owned Property are supplied with utilities and other services reasonably necessary for the operation of such facilities;

                          (ix) the parcels of Owned Property abut on and have direct vehicular access to a public road, or have access to a public road via a permitted route, and there is no pending or, to the Shareholder's Knowledge, threatened termination of the foregoing access rights;

                          (x) all improvements and buildings on the Owned Property are in good repair and working order, normal wear and tear excepted, and are adequate for the use of such Owned Property in the manner in which presently used; and

                          (xi) there are no service contracts, management agreements or similar agreements which affect the parcels of Owned Property.

                 3.14.2 Schedule 3.14(b) sets forth a list of all real estate leases, licenses or similar agreements ("Leases") to which any of the Alarm Companies is a party (copies of which have previously been furnished to Republic), in each case, setting forth (A) the lessor and lessee thereof and the date and term of each of the Leases, (B) the location, including address, of each property covered thereby, and (C) a brief description (including size and function) of the principal improvements and buildings thereon (the "Leasehold Premises"), all of which are within the property set-back and building lines of the respective property. The Leases are in full force and effect and have not been amended except as set forth on Schedule 3.14(b). No event has occurred which, with the passage of time or the giving of notice or both, would cause a material breach of or default under any of such Leases. There is no breach or, to the Knowledge of the Shareholder or any of the Alarm Companies, anticipated breach by any party to such Leases. Except as set forth on Schedule 3.14(b), with respect to each such Leasehold Premises:

                          (i) One or more of the Alarm Companies has valid leasehold interests in the Leasehold Premises, free and clear of any Liens, covenants and easements or title defects of any nature whatsoever, other than landlord liens for payment of rent, utilities and the like, all of which are current;

                          (ii) The portions of the buildings located on the Leasehold Premises that are used in the Alarm Companies' businesses are each in good repair and working order, normal wear and tear excepted, and are in the aggregate sufficient to satisfy each of the Alarm Companies' current business activities as conducted thereat;

                          (iii) Each of the Leasehold Premises (A) has direct access to public roads or access to public roads via a permitted route, such access being sufficient to satisfy the current transportation requirements of each of the Alarm Companies' businesses as presently conducted at such parcel; and (B) is served by all utilities in such quantity and quality as are sufficient to satisfy the current normal business activities as conducted at such parcel; and

                          (iv) None of the Alarm Companies has received notice of (A) any condemnation proceeding with respect to any portion of the Leasehold Premises or any access thereto, and, to the Knowledge of the Shareholder or any of the Alarm Companies, no such proceeding is contemplated by any Governmental Authority; or (B) any special assessment which may affect any of the Leasehold Premises, and, to the Knowledge of the Shareholder or any of the Alarm Companies, no such special assessment is contemplated by any Governmental Authority.

         3.15    GOOD TITLE TO AND CONDITION OF ASSETS.

                 3.15.1 Each of the Alarm Companies has good title to all of its Assets (as hereinafter defined), free and clear of any Liens (other than Liens referenced in the Current Balance Sheet and notes thereto and Liens of public record) or restrictions on use. For purposes of this Agreement, the term "Assets" means all of the properties and assets of the Alarm Companies, other than the Owned Properties, the Leasehold Premises and the assets listed on Schedule 3.15.1, whether personal or mixed, tangible or intangible, wherever located.

                 3.15.2 Except as otherwise set forth on Schedule 3.15.2, the Fixed Assets (as hereinafter defined) currently in use or necessary for the business and operations of the Alarm Companies are in workable operating condition, normal wear and tear excepted. For purposes of this Agreement, the term "Fixed Assets" means all vehicles, machinery, equipment, tools, supplies, furniture and fixtures used by or located on the premises of each of the Alarm Companies or set forth on the Current Balance Sheet or acquired by the Alarm Companies since the date of the Current Balance Sheet. Schedule 3.15.2 lists the vehicles owned, leased or used by the Alarm Companies, setting forth the make, model, description of body and chassis, vehicle identification number, and year of manufacture for each vehicle, whether it is owned or leased, and if owned, the name of any lienholder and the amount of the lien, and if leased, the name of the lessor, the remaining lease term, the aggregate remaining lease payments and the general terms of the lease. Schedule 3.15.2 also lists all other leased equipment, with the name of the lessor, the remaining lease term, and the aggregate remaining lease payments on such equipment.

         3.16    COMPLIANCE WITH LAWS.

                 3.16.1 Each of the Alarm Companies is and has been in compliance with all laws, regulations and orders applicable to its business and operations (as conducted by it now and in the past), the payment of employees and independent contractors, the Assets, the Owned Properties and the Leasehold Premises and any other properties and assets (in each case owned or used by it now or in the past).
         None of the Alarm Companies has been cited, fined or otherwise notified of any asserted past or present failure to comply with any laws, regulations or orders and no proceeding with respect to any such violation is pending or, to the Knowledge of the Shareholder or any of the Alarm Companies, threatened.

                 3.16.2 None of the Alarm Companies is subject to any Contract, decree or injunction in which any of the Alarm

         Companies is a party which restricts the continued operation of any business or the expansion thereof to other geographical areas, customers and suppliers or lines of business.

         3.17 LABOR AND EMPLOYMENT MATTERS. Schedule 3.17 sets forth the name, address, social security number and current rate of compensation of each of the employees of each of the Alarm Companies. None of the Alarm Companies is a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and there has been no effort by any labor union during the 24 months prior to the date hereof to organize any employees of any of the Alarm Companies into one or more collective bargaining units. There is no pending or, to the Knowledge of the Shareholder or any of the Alarm Companies, threatened labor dispute, strike or work stoppage which affects or which may affect the business of any of the Alarm Companies or which may interfere with their continued operation. To the Knowledge of the Shareholder or any of the Alarm Companies, none of the Alarm Companies nor any agent, representative or employee of any of the Alarm Companies has within the last 24 months committed any unfair labor practice as defined in the National Labor Relations Act, as amended, and there is no pending or, to the Knowledge of the Shareholder or any of the Alarm Companies, threatened charge or complaint against any of the Alarm Companies by or with the National Labor Relations Board or any representative thereof. There has been no strike, walkout or work stoppage involving any of the employees of any of the Alarm Companies during the 24 months prior to the date hereof. Neither the Shareholder nor any of the Alarm Companies is aware that any executive or key employee or group of employees has any plans to terminate his, her or their employment with any of the Alarm Companies. Schedule 3.17 contains the form and general description of each contract, agreement or plan of the following nature, whether formal or informal, and whether or not in writing, to which any of the Alarm Companies is a party or under which any of the Alarm Companies has an obligation: (i) employment agreements, (ii) employee handbooks, policy statements and similar plans, (iii) noncompetition agreements and (iv) consulting agreements (copies of which have been made available to Republic).

         3.18    EMPLOYEE BENEFIT PLANS.

                 3.18.1 Except as set forth in Schedule 3.18, none of the Alarm Companies nor any member of its controlled group within the meaning of Section 414 of the Code, maintains or contributes to, or at any time in the preceding five calendar years, maintained or contributed to: (i) any non-qualified deferred compensation or retirement plans or arrangements; (ii) any qualified defined contribution retirement plans or arrangements; (iii) any qualified defined benefit pension plan; (iv) any other plan, program, agreement or arrangement under which former employees of any of the Alarm Companies or its beneficiaries are entitled, or current employees of any of the Alarm Companies will be entitled following termination of employment, to medical, health, life insurance or other benefits other than pursuant to benefit continuation rights granted by state or federal law; or (v) any other employee benefit, health, welfare, severance, vacation, medical, disability, life insurance, stock, stock purchase or stock option plan, program, agreement, arrangement, custom, practice or policy. The plans described in Schedule 3.18 are referred to herein as the "Plans".

                 3.18.2 The administration of the Plans complies in all respects with the requirements of the Employee Retirement Income Security Act of 1974 ("ERISA"), and the Plans meet any applicable requirements for favorable tax treatment under the Code in both form and operation. All of the Plans which constitute employee pension benefit plans or employee welfare plans subject to ERISA and the trusts or other funding vehicles related to the Plans have been maintained in compliance in both form and operation with the requirements of ERISA. The costs of administering the Plans, including fees for the trustee and other service providers which are customarily paid by the any of the Alarm Companies, have been paid or will be paid prior to the Effective Date or are reflected in the Current Balance Sheet. There have been no prohibited transactions as defined in Section 406 of ERISA or Section 4975 of the Code with respect to any of the Plans or any parties in interest or disqualified persons with respect to the Plans or any reduction or curtailment of accrued benefits with respect to any of the Plans. There are no pending or, to the Knowledge of the Shareholder or any of the Alarm Companies, threatened claims, lawsuits, or arbitrations which have been asserted or instituted against the Plans, any fiduciaries thereof with respect to their duties to the Plans or the assets of any of the trusts under any of the Plans. None of the Alarm Companies has any plans, programs, agreements or arrangements or other commitments to its employees, former employees or their beneficiaries under which it has any obligation to provide any retiree or other employee benefit payments which are not adequately funded through a trust or other funding arrangement.

                 3.18.3 To the extent applicable, the Alarm Companies have furnished Republic with true and complete copies of: (i) the Plans and any related trusts or funding vehicles, policies or contracts and the related summary plan descriptions with respect to each Plan; (ii) the most recent determination letters received from the Internal Revenue Service regarding the Plans and copies of any pending applications, filings or notices with respect to any of the Plans with the Internal Revenue Service, the Pension Benefit Guaranty Corporation, the

         Department of Labor or any other governmental agency; (iii) the latest financial statements and annual reports for each of the Plans and related trusts or funding vehicles, policies or contracts as of the end of the most recent plan year with respect to which the filing date for such information has passed; (iv) the reports of the most recent actuarial valuations of the Plans; (v) copies of all corporate resolutions or other documents pertaining to the adoption of the Plans or any amendments thereto or to the appointment of any fiduciaries thereunder and copies of any investment management agreement thereunder and of any fiduciary insurance policies, surety bonds, rules, regulations or policies of the trustees or of any committee thereunder; and (vi) copies of any communications or notices provided to employees or plan participants with respect to the Plans along with information concerning the date and extent of distribution of such communications.

         3.19 TAX MATTERS. All Tax Returns required to be filed prior to the date hereof with respect to each of the Alarm Companies or any of its income, properties, franchises or operations have been timely filed, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true and accurate in all respects. All Taxes due and payable by or with respect to each of the Alarm Companies have been paid or will be accrued on the books and records of each of the Alarm Companies as of the Closing. Each of the Alarm Companies has duly and validly filed elections for "S" corporation status under the Code, and such "S" elections have not been revoked or terminated and none of the Alarm Companies or the Shareholder has taken any action which would cause a termination of the "S" election. Except as set forth in Schedule 3.19 hereto: (i) with respect to each taxable period of each of the Alarm Companies, either such taxable period has been audited by the relevant taxing authority or the time for assessing or collecting Taxes with respect to each such taxable period has closed and such taxable period is not subject to review by any relevant taxing authority; (ii) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Taxes has been asserted or assessed by any taxing authority against any of the Alarm Companies; (iii) none of the Alarm Companies has consented to extend the time in which any Taxes may be assessed or collected by any taxing authority; (iv) none of the Alarm Companies has requested or been granted an extension of the time for filing any Tax Return to a date later than the Effective Time; (v) there is no action, suit, taxing authority proceeding, or audit or claim for refund now in progress, pending or threatened against or with respect to any of the Alarm Companies regarding Taxes; (vi) none of the Alarm Companies has made an election or filed a consent under Section 341(f) of the Code (or any corresponding provision of state, local or foreign law) on or prior to the Effective Time; (vii) there are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of any of the Alarm Companies; (viii) none of the Alarm Companies will be required (A) as a result of a change in method of accounting for a taxable period ending on or prior to the Effective Date, to include any adjustment under Section 481(c) of the Code (or any corresponding provision of state, local or foreign law) in taxable income for any taxable period (or portion thereof) beginning after the Effective Time or (B) as a result of any "closing agreement," as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign law), to include any item of income or exclude any item of deduction from any taxable period (or portion thereof) beginning after the Effective Time; (ix) none of the Alarm Companies has been a member of an affiliated group (as defined in Section 1504 of the Code) or filed or been included in a combined, consolidated or unitary income Tax Return; (x) none of the Alarm Companies is a party to or bound by any tax allocation or tax sharing agreement and has no current or potential contractual obligation to indemnify any other Person with respect to Taxes; (xi) no taxing authority is entitled to any additional Taxes against any of the Alarm Companies for any period for which Tax Returns have been filed; (xii) none of the Alarm Companies has made any payments, and is not and will not become obligated (under any contract entered into on or before the Effective Date) to make any payments, that will be non-deductible under Section 280G of the Code (or any corresponding provision of state, local or foreign law); (xiii) none of the Alarm Companies has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code (or any corresponding provision of state, local or foreign law) during the applicable period specified in Section 897(c)(1)(a)(ii) of the Code (or any corresponding provision of state, local or foreign law); (xiv) no claim has ever been made by a taxing authority in a jurisdiction where any of the Alarm Companies does not file Tax Returns that such Alarm Company is or may be subject to Taxes assessed by such jurisdiction; (xv) none of the Alarm Companies has permanent establishment in any foreign country, as defined in the relevant tax treaty between the United States of America and such foreign country; (xvi) true, correct and complete copies of all income and sales Tax Returns filed by or with respect to the Alarm Companies for the past three years have been furnished or made available to Republic; and (xvii) none of the Alarm Companies will be subject to any Tax for the period ending at the Effective Time for any period for which a Tax Return has not been filed imposed pursuant to Section 1374 or Section 1375 of the Code (or any corresponding provision of state, local or foreign law); and (xviii) no sales or use tax (other than sales tax on aircraft, boats, mobile homes and motor vehicles), non-recurring intangibles tax, documentary stamp tax or other excise tax (or comparable tax imposed by any governmental entity) will be payable by any of the Alarm Companies by virtue of the transactions completed in this Agreement.

         3.20 INSURANCE. Each of the Alarm Companies is covered by valid, outstanding and enforceable policies of insurance issued to it by reputable insurers covering its properties, assets and business against risks of the nature normally insured against by corporations in the same or similar lines of business and in coverage amounts typically and reasonably carried by such corporations (the "Insurance Policies"). Such Insurance Policies are in full force and effect, and all premiums due thereon have been paid. As of the Effective Time, each of the Insurance Policies will be in full force and effect. None of the Insurance Policies will lapse or terminate as a result of the transactions contemplated by this Agreement. Each of the Alarm Companies has complied with the provisions of such Insurance Policies. Schedule 3.20 contains (i) a complete and correct list of all Insurance Policies and all amendments and riders thereto (copies of which have been provided to Republic) and (ii) a detailed description of each pending claim under any of the Insurance Policies for an amount in excess of $10,000 that relates to loss or damage to the properties, assets or businesses of any of the Alarm Companies (other than those which are covered in full by insurance). None of the Alarm Companies has failed to give, in a timely manner, any notice required under any of the Insurance Policies to preserve its rights thereunder.

         3.21    [INTENTIONALLY OMITTED]

         3.22 LICENSES AND PERMITS. Each of the Alarm Companies possesses all licenses and required governmental or official approvals, permits or authorizations (collectively, the "Permits") for its business and operations. All such Permits are valid and in full force and effect, each of the Alarm Companies is in full compliance with their requirements, and no proceeding is pending or, to the Knowledge of the Shareholder or any of the Alarm Companies, threatened to revoke or amend any of them. None of such Permits is or will be impaired or in any way affected by (i) the execution and delivery of this Agreement by any of the Alarm Companies or by the Shareholder or (ii) the consummation of the transactions contemplated hereby.

         3.23 ADEQUACY OF THE ASSETS; RELATIONSHIPS WITH CUSTOMERS AND SUPPLIERS; AFFILIATE TRANSACTIONS. The Assets, the Alarm Companies' leased personal property (including leased vehicles, copiers and office equipment), Owned Properties and Leasehold Premises constitute, in the aggregate, all of the assets and property necessary for the conduct of the businesses of the Alarm Companies in the manner in which and to the extent to which such businesses are currently being conducted. Except for Eastman Technology, Inc. (Edicon Systems Division), no current supplier to any of the Alarm Companies of items essential to the conduct of their business has threatened to terminate its business relationship with the Alarm Companies for any reason. Except as otherwise set forth on Schedule 3.23, neither the Shareholder nor any of the Alarm Companies has any direct or indirect interest in any customer, supplier or competitor of the Alarm Companies, or in any person from whom or to whom the Alarm Companies lease real or personal property. Except as set forth on
Schedule 3.23, no officer, director or shareholder of any of the Alarm Companies, or any person related by blood or marriage to any such person or any entity in which any such person owns any beneficial interest, is a party to any Contract or transaction with any of the Alarm Companies or has any interest in any property used by any of the Alarm Companies.

         3.24 INTELLECTUAL PROPERTY. Each of the Alarm Companies has full legal right, title and interest in and to all trademarks, servicemarks, tradenames, copyrights, know-how, patents, trade secrets, licenses (including licenses for the use of computer software programs), and other intellectual property used in the conduct of its business (the "Intellectual Property").
The conduct of each of the Alarm Companies' business as presently conducted and the unrestricted conduct and the unrestricted use and exploitation of the Intellectual Property does not infringe or misappropriate any rights held or asserted by any Person, and, to the Knowledge of the Shareholder or any of the Alarm Companies, no Person is infringing on the Intellectual Property. No payments not made in the ordinary course of business are required for the continued use of the Intellectual Property. None of the Intellectual Property has ever been declared invalid or unenforceable, or is the subject of any pending or, to the Knowledge of the Shareholder or any of the Alarm Companies, threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding. Schedule 3.24 sets forth a list of all Intellectual Property owned by any of the Alarm Companies and lists all trademark, tradename and patent applications that are currently pending.

         3.25 CONTRACTS. Schedule 3.25 sets forth a list of each Contract to which any of the Alarm Companies is a party or by which any of the Alarm Companies or its properties and assets are bound and which is material to the business, assets, properties or prospects of any of the Alarm Companies (the "Designated Contracts"), true and correct copies of which have been provided to Republic. The copy of each Designated Contract supplied by the Alarm Companies to Republic is a true and complete copy of the document it purports to represent and reflects all amendments thereto made through the date of this Agreement. None of the Alarm Companies has violated any of the material terms or conditions of any Designated Contract or any term or condition which would permit termination or material modification of any Designated Contract, and all of the covenants to be performed by any other party thereto have been fully performed and there are no material uninsured claims for breach of indemnification or notice of default or termination under any Designated Contract. No event has occurred, which constitutes, or after notice or the passage of time, or both, would constitute a material default by any of the Alarm Companies under any Designated Contract, and no such event has occurred which constitutes or would constitute a material default by any other party. None of the Alarm Companies is subject to any material liability or payment resulting from renegotiation of amounts paid it under any Designated Contract. As used in this Section, Designated Contracts shall include, without limitation, (a) loan agreements, indentures, mortgages, pledges, hypothecations, deeds of trust, conditional sale or title retention agreements, security agreements, equipment financing obligations or guaranties, or other sources of contingent liability in respect of any indebtedness or obligations to any other Person, or letters of intent or commitment letters with respect to same; (b) contracts obligating the Alarm Companies to provide products or services for a period of one year or more, excluding standard alarm monitoring contracts entered into in the ordinary course of business without material modification from the preprinted forms used by any of the Alarm Companies in the ordinary course of its business; (c) leases of real property, and leases of personal property not cancelable without penalty on notice of sixty (60) days or less or calling for payment of an annual gross rental exceeding $25,000; (d) distribution, sales agency or franchise or similar agreements, or agreements providing for an independent contractor's services, or letters of intent with respect to same; (e) employment agreements, management service agreements, consulting agreements, confidentiality agreements, non-competition agreements and any other agreements relating to any employee, officer or director of any of the Alarm Companies; (f) licenses, assignments or transfers of trademarks, trade names, service marks, patents, copyrights, trade secrets or know how, or other agreements regarding proprietary rights or intellectual property; (g) any Contract relating to pending capital expenditures by any of the Alarm Companies in excess of $25,000; and (h) other material Contracts or understandings, irrespective of subject matter and whether or not in writing, not entered into in the ordinary course of business and not otherwise disclosed on the Schedules, which are in excess of $25,000.

         3.26 CUSTOMER LISTS. Schedule 3.26 is a true, correct and complete list of all existing customers of the Alarm Companies as of the date which is 5 days prior to Closing, who have entered into alarm monitoring contracts and who represent in the aggregate substantially all of the customers of the Alarm Companies that are subscribing to its alarm monitoring services as of the date of such Schedule. Schedule 3.26 sets forth each such customer's account number, billing cycle, type of service, rates charged and expiration date of current contract term. Except as specifically identified on Schedule 3.26, no customer of any of the Alarm

Companies will account for more than 1% of the combined recurring revenue of the Alarm Companies for the current fiscal year.

         3.27    [INTENTIONALLY OMITTED]

         3.28 INVESTMENT INTENT; SECURITIES DOCUMENTS. The Shareholder is acquiring the Republic Shares hereunder for his own account for investment and not with a view to, or for the sale in connection with, any distribution of any of the Republic Shares, except in compliance with applicable state and federal securities laws. The Shareholder has had the opportunity to discuss the transactions contemplated hereby with Republic and has had the opportunity to obtain such information pertaining to the Republic Companies as has been requested. The Shareholder is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act and has such Knowledge and experience in business or financial matters that he or his advisors are capable of evaluating the merits and risks of an investment in the Republic Shares.

         3.29 BUSINESS LOCATIONS. As of the date hereof, none of the Alarm Companies has any office or place of business other than as identified on Schedules 3.14(a) and 3.14(b) and the Alarm Companies' principal place of business in each state in which any Alarm Company does business and chief executive offices (as such terms are used in subsection 9-401 of the Uniform Commercial Code as enacted in the State of Colorado as of the date hereof) are indicated on Schedule 3.14(a) or 3.14(b) and, except for equipment leased to customers in the ordinary course of business, all locations where the Alarm Companies' equipment, inventory, chattel paper and books and records are located as of the date hereof are fully identified on Schedules 3.14(a) and 3.14(b).

         3.30 NAMES; PRIOR ACQUISITIONS. All names under which each of the Alarm Companies does business as of the date hereof are listed on Schedule
3.30. Except as set forth on Schedule 3.30, none of the Alarm Companies has changed its name or used any assumed or fictitious name, or been the surviving entity in a merger, acquired any business or changed its principal place of business or chief executive office, within the past three years.

         3.31 NO COMMISSIONS. Neither the Shareholder nor any of the Alarm Companies has incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

         3.32 ACCOUNTING AND TAX MATTERS. Neither any of the Alarm Companies nor any of its Affiliates has taken or agreed to take any action that would prevent Republic from accounting for the business combination to be effected by the Mergers as a "pooling of interests". The Alarm Companies agree that from and after the date hereof until the Effective Date, they will not take any actions to cause the Mergers to lose their tax free status.


                                   ARTICLE IV

                    CONDUCT OF BUSINESS PENDING THE MERGERS

         4.1 CONDUCT OF BUSINESSES BY THE ALARM COMPANIES PENDING THE MERGERS. Each of the Alarm Companies covenants and agrees that, between the date of this Agreement and the Effective Time, the businesses of each of the Alarm Companies shall be conducted only in, and none of the Alarm Companies shall take any action except in, the ordinary course of business, consistent with past practice. Each of the Alarm Companies shall use its best efforts to preserve intact its business organization, to keep available the services of its current officers, employees and consultants and to preserve its present relationships with customers, suppliers and other persons with which it has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, none of the Alarm Companies shall, between the date of this Agreement and the Effective Time, directly or indirectly, do or propose or agree to do any of the following without the prior written consent of Republic:

                 4.1.1 amend or otherwise change its articles of incorporation or bylaws or equivalent organizational documents;

                 4.1.2 issue, sell, pledge, dispose of, encumber, or, authorize the issuance, sale, pledge, disposition, grant or encumbrance of (i) any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest, of it or (ii) any of its assets, tangible or intangible, except in the ordinary course of business consistent with past practice;

                 4.1.3 declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

                 4.1.4 reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                 4.1.5 (i) acquire (including, without limitation, for cash or shares of stock), by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership or other business organization or division thereof or any assets, or make any investment either by purchase of stock or securities, contributions of capital or property transfer, or, except in the ordinary course of business, consistent with past practice, purchase any property or assets of any other Person, (ii) incur any indebtedness for borrowed money, except in the ordinary course of business consistent with past practice, or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, or (iii) enter into any Designated Contract other than in the ordinary course of business, consistent with past practice;

                 4.1.6 other than in the ordinary course of business consistent with past practice, increase the compensation payable or to become payable to its officers or employees, or, except as presently bound to do, grant any severance or termination pay to, or enter into any employment or severance agreement with, any of its directors, officers or other employees, or establish, adopt, enter into or amend or take any action to accelerate any rights or benefits which any collective bargaining, bonus, profit sharing, trust, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

                 4.1.7 except for the contemplated change by Denver Fire from a cash basis to an accrual basis method of accounting on the Effective Date, take any action other than in the ordinary course of business and in a manner consistent with past practice with respect to accounting policies or procedures;

                 4.1.8 pay, discharge or satisfy any existing claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of due and payable liabilities, as appropriate, or liabilities incurred after the date hereof in the ordinary course of business and consistent with past practice;

                 4.1.9 except in the ordinary course of business consistent with past practices, increase or decrease prices charged to its customers, except for previously announced price changes, or take any other action which might reasonably result in any material increase in the loss of customers through non-renewal or termination of service contracts or other causes; or

                 4.1.10 agree, in writing or otherwise, to take or authorize any of the foregoing actions or any action which would make any representation or warranty in Article III untrue or incorrect.


                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

         5.1 FURTHER ASSURANCES. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

         5.2 COVENANTS OF THE ALARM COMPANIES. The Shareholder shall cause the Alarm Companies to comply with all of the covenants of the Alarm Companies under this Agreement.

         5.3 COOPERATION. Each of the parties agrees to cooperate with the other in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any law, rule or regulation or the rules of any exchange on which the Republic Common Stock is listed or the NASDAQ Stock Market in connection with the transactions contemplated by this Agreement and to use their respective best efforts to agree jointly on a method to overcome any objections by any Governmental Authority to any such transactions.

         5.4 OTHER ACTIONS. Each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all appropriate actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated herein, including, without limitation, using its best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to Contracts with the Alarm Companies as are necessary for the consummation of the transactions contemplated hereby. Each of parties shall make on a prompt and timely basis all governmental or regulatory notifications and filings required to be made by it for the consummation of the transactions contemplated hereby. Each of the parties also agrees to use it best efforts to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby and to lift or rescind any injunction or restraining order adversely affecting the ability of the parties to consummate the transactions contemplated hereby.

         5.5     ACCESS TO INFORMATION.   From the date hereof to the Effective
Time, each of the Alarm Companies shall (and shall cause its directors, officers, employees, auditors, counsel and agents) to afford Republic and Republic's officers, employees, auditors, counsel and agents reasonable access at all reasonable times to its properties, offices, and other facilities, to its officers and employees and to all books and records, and shall furnish such persons with all financial, operating and other data and information as may be requested and which can be made available without unreasonable effort or expense to the Alarm Companies. No information provided to or obtained by Republic and included on any schedule hereto shall affect any representation or warranty in this Agreement. Republic agrees to hold in confidence all documents and information concerning the Alarm Companies so furnished, and if the Mergers are not consummated as contemplated hereby, such confidence shall be maintained in accordance with the Confidential Disclosure Agreement between Republic and Denver Fire dated November 6, 1995.

         5.6 NOTIFICATION OF CERTAIN MATTERS. The Shareholder and Republic shall give prompt notice to the other of the occurrence or non-occurrence of any event which would likely cause any representation or warranty made by either such party herein to be untrue or inaccurate, or any covenant, condition, or agreement made by either such party herein not to be complied with or satisfied.

         5.7     [INTENTIONALLY OMITTED]

         5.8 CONFIDENTIALITY; PUBLICITY. Except as may be required by law or as otherwise permitted or expressly contemplated herein, no party hereto or its respective Affiliates, employees, agents and representatives shall disclose to any third party this Agreement or the subject matter or the consideration or other terms and conditions hereof without the prior consent of the other parties hereto. No press release or other public announcement related to this Agreement or the transactions contemplated hereby shall be issued by any party hereto without the prior approval of the other parties, except that Republic may make such public disclosure which it believes in good faith to be required by law or by the terms of any listing agreement with a securities exchange, in which case, Republic will consult with the Shareholder, in advance of any such public disclosure, with respect to the fact and content thereof. Republic will provide the Shareholder with a copy of the written form of any such public disclosure.

         5.9 NO OTHER DISCUSSIONS. The Alarm Companies, the Shareholder and their respective Affiliates, employees, agents and representatives will not
(i) initiate, encourage the initiation by others of discussions or negotiations with third parties or respond to solicitations by third persons relating to any merger, sale or other disposition of any substantial part of the assets, business or properties of the Alarm Companies (whether by merger, consolidation, sale of stock or otherwise) or (ii) enter into any agreement or commitment (whether or not binding) with respect to any of the foregoing transactions. The Shareholder will immediately notify Republic if any third party attempts to initiate any solicitation, discussion or negotiation with respect to any of the foregoing transactions.

         5.10 SHAREHOLDER. On the Effective Date, Republic or an Affiliate thereof shall enter into an employment agreement with the Shareholder, in form and substance acceptable to the Shareholder. Such employment agreement shall provide, among other things, that the Shareholder will (i) continue as president of the Alarm Companies, and (ii) be eligible to participate in Republic's benefit package, including its stock option plan, to the same extent as other similarly situated employees of Republic or its Affiliates. If such Employment Agreement is with an Affiliate of Republic, Republic shall guarantee the payments required to be made thereunder.

         5.11    [INTENTIONALLY OMITTED]

         5.12 TRADING IN REPUBLIC COMMON STOCK. Except as otherwise expressly consented to by Republic, from the date of this Agreement until the Effective Time, none of the Alarm Companies or the Shareholder (nor any Affiliate thereof) will directly or indirectly purchase or sell (including short sales) any shares of Republic Common Stock.

         5.13 SCHEDULES. In the event the Schedules to this Agreement are not completed as of the date hereof, the Shareholder agrees to deliver to Republic a complete copy of such Schedules not less than two business days prior to the Closing. The Shareholder has previously delivered to Republic copies of any such Schedules which are complete as of the date hereof.

         5.14    RESTRICTIVE COVENANTS.

                 5.14.1 In order to assure that Republic will realize the benefits of the Mergers, the Shareholder agrees that neither he nor any of his Affiliates shall:

                          (a) directly or indirectly, for a period of three years following the Effective Date, (i) engage in (as an owner, partner, employee, agent, consultant or otherwise) any business which would be competitive with the business conducted by the Alarm Companies or any of their Affiliates on the Effective Date in the following counties in the State of
                 Colorado: Weld, Larimer, Boulder, Adams, Denver, Jefferson, Gilpin, Arapahoe, Douglas, Elbert, Teller, El Paso, Fremont, Pueblo, Huerfano, Otero, Park, Morgan and Clear Creek (the

                 "Territory") or (ii) acquire or retain any financial interest in any business which is so engaged in the Territory, except that this provision shall not prevent the Shareholder from acquiring and holding not to exceed 4% of the outstanding shares of voting common stock of a company which is engaged in such a competitive business if such shares are available to the general public on any national securities exchange or the over-the-counter market;

                          (b) directly or indirectly, for a period of three years following the Effective Date: (i) induce any customer of any of the Alarm Companies at the Effective Date to patronize any business similar to any of those described in clause (a);
                 (ii) canvass, solicit or accept from any customer of any of the Alarm Companies at the Effective Date any business similar to any of those described in clause (a); or (iii) request or advise any individual or company which is a customer of any of the Alarm Companies at the Effective Date to withdraw, curtail or cancel any such customer's business with any of the Alarm Companies, except when there is a valid business reason for such request or advice and neither the Shareholder nor any of his Affiliates will benefit financially as a result of such withdrawal, curtailment or cancellation;

                          (c) directly or indirectly, for a period of one year following the Effective Date, employ, or knowingly permit any company or business directly or indirectly controlled by him, to employ, any person who was employed by any of the Alarm Companies on or within 3 months of the Effective Date, or in any manner seek to induce such person to leave his or her employment; provided, however, that the prohibition contained in this clause (c) shall not apply with respect to any such person (i) who did not receive an offer of employment from Republic or an Affiliate thereof, (ii) who received and accepted such an offer, but whose employment was subsequently terminated by Republic or an Affiliate thereof or (iii) who decides to leave the employ of any of the Alarm Companies of his or her own free will, provided that the number of people referred to in this clause (iii) shall not exceed five, unless Republic hereafter expressly consents to a higher number; or

                          (d) except as may be reasonably necessary to enable the Shareholder to respond to any inquiry or litigation, or except for any valid business reason not detrimental to the respective businesses of the Alarm Companies, directly or indirectly, at any time following the Effective Date, in any way utilize, disclose, copy, reproduce or retain in its or his possession any of the proprietary rights or records of the Alarm Companies, including any of their customer lists.

                 5.14.2 The Shareholder agrees and acknowledges that the restrictions contained in paragraph 5.14.1 are reasonable in scope and duration, and are necessary to protect Republic after the Effective Date. If, however, any provision of paragraph 5.14.1 of this Section 5.14, as applied to any party or to any circumstances, is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other provision of the said paragraph 5.14.1 or any other part of this Agreement, the application of such provision in any other circumstances or the validity or enforceability of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination will have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form such provision will then be enforceable and will be enforced. Upon breach of any provision of paragraph 5.14.1 of this Section 5.14, Republic will be entitled to injunctive relief, since the remedy at law would be inadequate and insufficient. In addition, Republic will be entitled to such damages as it can show it has sustained by reason of such breach.

         5.15 OPTION TO PURCHASE REAL ESTATE. Republic hereby grants to the Shareholder an option to purchase the real property located at 314 East 20th Avenue, Denver, Colorado (Legal Description: L 1 to 4 Inc Blk 72 H C Browns Addition, City and County of Denver), at an exercise price of $115,000. Such option shall be exercisable for a period of two years beginning the Effective Date. Shareholder shall be allowed to continue using such property to the extent currently being used, without charge.

         5.16 PAYMENT OF RECEIVABLE. Within 180 days after the Effective Date, the Shareholder agrees to pay, or cause to be paid, to the Alarm Companies the $80,000 aggregate receivable owing to the Alarm Companies from certain Affiliates of the Shareholder who are not involved in the electronic security business.


                                   ARTICLE VI

            CONDITIONS TO THE OBLIGATIONS OF THE REPUBLIC COMPANIES

         The obligations of the Republic Companies to effect the Mergers shall be subject to the fulfillment at or prior to the

Effective Time of the following conditions, any or all of which may be waived in whole or in part by the Republic Companies:

         6.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of the Shareholder contained in this Agreement shall be true and correct at and as of the Effective Time with the same force and effect as though made at and as of that time except (i) for changes specifically permitted by or disclosed pursuant to this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. Each of the Alarm Companies and the Shareholder shall have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to the Effective Time. Each of the Alarm Companies and the Shareholder shall have delivered to the Republic Companies a certificate, dated as of the Effective Time, and signed in the case of each of the Alarm Companies, by the President, certifying that such representations and warranties are true and correct and that all such obligations have been performed and complied with.

         6.2     NO MATERIAL ADVERSE CHANGE OR DESTRUCTION OF PROPERTY.
Between the date hereof and the Effective Time, (i) there shall have been no Material Adverse Change of any of the Alarm Companies, (ii) there shall have been no adverse federal, state or local legislative or regulatory change affecting in any material respect the services, products or business of any of the Alarm Companies, and (iii) none of the properties and assets of the Alarm Companies shall have been damaged by fire, flood, casualty, Act of God or public enemy or other cause (regardless of insurance coverage for such damage) which damages may have a Material Adverse Change on any of the Alarm Companies, and there shall have been delivered to the Republic Companies a certificate to that effect, dated the Effective Time and signed by or on behalf of the Alarm Companies and the Shareholder.

         6.3 CORPORATE CERTIFICATE. The Shareholder shall have delivered to the Republic Companies (i) true, correct and complete copies of the articles of incorporation and bylaws of each of the Alarm Companies as in effect immediately prior to the Effective Time, (ii) copies of resolutions adopted by the Board of Directors and shareholders of each of the Alarm Companies authorizing the transactions contemplated by this Agreement, and (iii) a certificate of good standing of the Alarm Companies issued by the Secretary of State of the State of Colorado and each other state in which each of the Alarm Companies is qualified to do business as of a date not more than ten days prior to the Effective Time, certified in each case as of the Effective Time by the Secretary of each of the Alarm Companies as being true, correct and complete.

         6.4 OPINION OF COUNSEL. The Republic Companies shall have received an opinion, in form and substance reasonably acceptable to the Republic Companies, dated as of the Effective Time from counsel for the Alarm Companies and the Shareholder.

         6.5 CONSENTS. The Alarm Companies shall have received consents to the transactions contemplated hereby and waivers of rights to terminate or modify any material rights or obligations of the Alarm Companies from any person from whom such consent or waiver is required under any Designated Contract or instrument as of a date not more than ten days prior to the Effective Time, or who, as a result of the transactions contemplated hereby, would have such rights to terminate or modify such Contracts or instruments, either by the terms thereof or as a matter of law.

         6.6 SECURITIES LAWS. Republic shall have received all necessary consents and otherwise complied with any state Blue Sky or securities laws applicable to the issuance of the Republic Shares, in connection with the transactions contemplated hereby.

         6.7 POOLING LETTERS. Republic shall have received from Arthur Andersen LLP, a letter dated the Effective Time, confirming that the transactions contemplated hereby, if consummated, can properly be accounted for as a pooling of interests combination in accordance with GAAP and the criteria of Accounting Principles Board Opinion No. 16 and the regulations of the SEC.

         6.8 UNDERTAKINGS. At or prior to the Closing, the Shareholder shall have delivered to Republic a letter agreement relating to Rule 145 under the Securities Act and "pooling of interests" criteria, in the form and substance acceptable to Republic.

         6.9 DELIVERY OF STOCK. At the Closing, the Shareholder shall have delivered to the Republic Companies all certificates evidencing the shares of capital stock of the Alarm Companies held by him, which shall, in the aggregate constitute all of the then outstanding shares of stock of all the Alarm Companies.

         6.10 STOCK POWERS. At the Closing, the Shareholder shall have delivered to Republic, for use in connection with the Held Back Shares, ten stock powers executed in blank.

         6.11 NO ADVERSE LITIGATION. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the Mergers or any other transaction contemplated hereby, and which, in the judgment of Republic, makes it inadvisable to proceed with the Mergers and other transactions contemplated hereby.

         6.12    [INTENTIONALLY OMITTED]

         6.13 HART-SCOTT-RODINO REQUIREMENTS. The waiting period imposed by the HSR Act with respect to the transactions contemplated by this Agreement shall have expired or been terminated and no injunction or other order prohibiting the consummation of the Mergers shall have been entered by any court.

         6.14 SCHEDULES. Republic shall be satisfied that the Schedules to this Agreement do not disclose any information not previously known to Republic that could have a Material Adverse Effect on the Alarm Companies.


                                  ARTICLE VII

                        CONDITIONS TO THE OBLIGATIONS OF
                    THE ALARM COMPANIES AND THE SHAREHOLDER

         The obligations of the Shareholder and the Alarm Companies to effect the Mergers shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by the Shareholder:

         7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of each of the Republic Companies contained in this Agreement shall be true and correct at and as of the Effective Time with the same force and effect as though made at and as of that time except (i) for changes specifically permitted by or disclosed pursuant to this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. Each of the Republic Companies shall have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to the Effective Time. Each of the Republic Companies shall have delivered to the Shareholder a certificate, dated as of the Effective Time, and signed by the President or any Vice President thereof certifying that such representations and warranties are true and correct and that all such obligations have been performed and complied with.

         7.2 REPUBLIC SHARES. At the Closing, Republic shall deliver to the Shareholder (i) certificates representing the Republic Shares required to be issued to them hereunder, other than the Held Back Shares, and (ii) copies of stock certificates representing the Held Back Shares.

         7.3 NO ADVERSE LITIGATION. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the Merger or any other transaction contemplated hereby, and which in the judgment of the Shareholder makes it inadvisable to proceed with the Mergers and other transactions.

         7.4 HART-SCOTT-RODINO REQUIREMENTS. The waiting period imposed by the HSR Act with respect to the transactions contemplated by this Agreement shall have expired or been terminated and no injunction or other order prohibiting the consummation of the Mergers shall have been entered by any court.

         7.5 SECURITIES LAWS. Republic shall have received all necessary consents and otherwise complied with any state Blue Sky or securities laws applicable to the issuance of the Republic Shares, in connection with the transactions contemplated hereby.

         7.6 CERTIFIED RESOLUTIONS OF REPUBLIC'S BOARD. Republic shall have delivered at the closing certified resolutions of its Board of Directors authorizing and approving this Agreement, the Mergers and transactions contemplated hereby and thereby.

         7.7 OPINION OF COUNSEL. The Shareholder shall have received an opinion, in form and substance reasonably acceptable to the Shareholder, dated as of the Effective Time from counsel for the Republic Companies.

         7.8 RETENTION OF KEY PERSON. H. Wayne Huizenga shall still be the Chief Executive Officer of Republic and he shall not have publicly announced or, to the Knowledge of Republic, be considering his resignation from such office.

         7.9 COLORADO SPRINGS LEASE. Republic or its nominee shall have entered into a triple-net commercial lease with respect to the property located in Colorado Springs, Colorado, at which the Alarm Companies conduct alarm monitoring operations. Such lease shall provide for (i) a rental term of five years beginning the Effective Date; (ii) a yearly rental amount equal to an amount to be agreed upon by at least two Colorado Springs real estate agents selected by the parties hereto; (iii) an annual increase in such rental amount based on the Consumer Price Index; and (iv) such other commercially reasonable terms and conditions as are typically contained in commercial leases.

         7.10 EMPLOYMENT AGREEMENT; OPTION AGREEMENT. Republic and the Shareholder shall have entered into (i) the Employment Agreement described in
Section 5.10 and (ii) an Option Agreement relating to the property described in
Section 5.15.

                                  ARTICLE VIII

                              REGISTRATION RIGHTS

         The Shareholder shall have the following registration rights with respect to the Republic Shares issued to him hereunder:

         8.1 REGISTRATION RIGHTS FOR REPUBLIC SHARES; FILING OF REGISTRATION STATEMENT. As soon as reasonably practical after the Effective Time (but in any event not more than 10 days following the expiration of the restrictions on resale of the Republic Shares by the Shareholder imposed under rules regarding "pooling of interests" business combinations), Republic will cause a registration statement to be filed under the Securities Act or, an existing registration statement to be amended for the purpose of registering the Republic Shares for resale by a Holder thereof (the "Registration Statement"). For purposes of this Article, a person is deemed to be a "Holder" of Republic Shares whenever such person owns Republic Shares. Republic will use its reasonable best efforts to have the Registration Statement become effective and cause the Republic Shares to be registered under the Securities Act, and registered, qualified or exempted under the state securities laws of such jurisdictions as any Holder of Republic Shares reasonably requests, as soon as is reasonably practicable.

         8.2 EXPENSES OF REGISTRATION. Republic shall pay all expenses incurred by Republic in connection with the registration, qualification and/or exemption of the Republic Shares, including any SEC and state securities law registration and filing fees, printing expenses, fees and disbursements of Republic's counsel and accountants, transfer agents' and registrars' fees, fees and disbursements of experts used by Republic in connection with such registration, qualification and/or exemption, and expenses incidental to any amendment or supplement to the Registration Statement or prospectuses contained therein. Republic shall not, however, be liable for any sales, broker's or underwriting commissions upon sale by any Holder of any of the Republic Shares.

         8.3 FURNISHING OF DOCUMENTS. Republic shall furnish to the Holders such reasonable number of copies of the Registration Statement, such prospectuses as are contained in the Registration Statement and such other documents as the Holders may reasonably request in order to facilitate the offering and sale of the Republic Shares.

         8.4 AMENDMENTS AND SUPPLEMENTS. Republic shall prepare and promptly file with the SEC and promptly notify the Holders of the filing of such amendments or supplements to the Registration Statement or prospectuses contained therein as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to the Republic Shares is required to be delivered under the Securities Act, any event shall have occurred as a result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Republic shall also advise the Holders promptly after it shall receive notice or obtain Knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

         8.5 DURATION. Republic shall maintain the effectiveness of the Registration Statement until such time as Republic reasonably determines, based on an opinion of counsel, that the Holders will be eligible to sell all of the Republic Shares then owned by the Holders without the need for continued registration of the shares, in the three month period immediately following the termination of the effectiveness of the Registration Statement. Republic's obligations contained in Sections 8.1 and 8.4 shall terminate on the third anniversary of the Effective Dates.

         8.6 FURTHER INFORMATION. If Republic Shares owned by a Holder are included in any registration, such Holder shall furnish Republic such information regarding itself as Republic may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

         8.7     INDEMNIFICATION.

                 8.7.1 Republic will indemnify and hold harmless the Holders and each Person, if any, who controls a Holder within the meaning of the Securities Act, from and against any and all losses, damages, liabilities, costs and expenses to which the Holders or any such controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that, Republic will not be liable in any such case to the extent that any such loss, claim, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by or on behalf of any Holder or such controlling Person in writing specifically for use in the preparation thereof.

                 8.7.2 The obligation of Republic to include in the Registration Statement the Republic Shares of each Holder is subject to the requirement that such Holder deliver to Republic an agreement pursuant to which the Holders, jointly and severally, will indemnify and hold harmless Republic and each Person, if any, who controls Republic within the meaning of the Securities Act, from and against any and all losses, damages, liabilities, costs and expenses to which Republic or any such controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by or on behalf of any Holder specifically for use in the preparation thereof.

                 8.7.3 Promptly after receipt by an indemnified party pursuant to the provisions of paragraph 8.7.1 or 8.7.2 of this Section
         8.7 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph 8.7.1 or 8.7.2, promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have hereunder unless the indemnifying party has been materially prejudiced thereby nor will such failure to so notify the indemnifying party relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph 8.7.1 or 8.7.2 for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or
         (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

                 8.7.4 In the event any of the Republic Shares are sold by any Holder or Holders in an underwritten public offering consented to by Republic, Republic shall provide indemnification to the underwriters of such offering and any Person controlling any such underwriter on behalf of the Holder or Holders making the offering; provided, however, that Republic shall not be required to consent to any such underwriting or to provide such indemnification in respect of the matters described in the proviso to the first sentence of Section 8.7.1.


                                   ARTICLE IX
                                INDEMNIFICATION

         9.1 AGREEMENT BY THE SHAREHOLDER TO INDEMNIFY. Except as specifically limited by this Article IX, the Shareholder agrees to indemnify and hold each of the Republic Companies harmless from and against the aggregate of all Indemnifiable Damages (as defined below).

                 9.1.1 For purposes of this Agreement, "Indemnifiable Damages" means, without duplication, the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by any of the Republic Companies, on a pre-tax basis, to the extent (i) resulting from any inaccurate representation or warranty made by the Shareholder in this Agreement, (ii) resulting from any breach of the covenants or agreements made by the Alarm Companies or the Shareholder in this Agreement, or (iii) resulting from any inaccuracy in any certificate delivered by any of the Alarm Companies or the Shareholder pursuant to this Agreement. Indemnifiable Damages shall not include any Taxes incurred by the Republic Companies from and after the Effective Date as a result of the change by Denver Fire, on the Effective Date, from a cash basis to an accrual basis method of accounting.

                 9.1.2    [INTENTIONALLY OMITTED]

                 9.1.3 Each of the representations and warranties made by the Shareholder in this Agreement or pursuant hereto shall survive for a period of one year after the Effective Time, notwithstanding any investigation at any time made by or on behalf of the Republic Companies, and upon expiration of such one year period, such representations and warranties shall expire, except with respect to claims resulting from a breach of any representation, warranty or covenant relating to Republic incurring any taxes because of the disqualification of any of the Alarm Companies' "S" corporation elections prior to the date preceding the Effective Time (a "Tax Claim"); written notice of any such Tax Claim must be received prior to the expiration of the statutory period during which any taxing authority may bring a claim against the Alarm Companies, the Shareholder or Republic for taxes which are the subject of any such Tax Claim. No claim for the recovery of Indemnifiable Damages may be asserted by the Republic Companies against the Shareholder after such representations and warranties shall thus expire, provided, however, that claims for Indemnifiable Damages first asserted within the applicable period shall not thereafter be barred.

                 9.1.4 The Republic Companies acknowledge and consent that their exclusive remedy for breach of any representation, warranty, covenant or agreement made by the Shareholder in or pursuant to this Agreement, if and until the same shall be exhausted, shall be the recovery by set-off against the Held Back Shares pursuant to Section
         9.2 hereof; provided, however, that upon either the exhaustion of the Held Back Shares or the termination of the set aside of the Held Back Shares in accordance with its terms, the Republic Companies may thereupon seek to recover by any legal means Indemnifiable Damages directly from the Shareholder or his successors in interest.

                 9.1.5    Notwithstanding anything to the contrary in this
         Section 9.1, (i) the Shareholder shall be liable to the Republic Companies with respect to any claim for Indemnifiable Damages only to the extent that all Indemnifiable Damages incurred by them exceed an aggregate of $400,000 and (ii) the total amount of Indemnifiable Damages for which the

         Shareholder shall be liable to the Republic Companies hereunder shall not exceed $7.5 million, subject, however to the following qualifications:

                          (a) if the Shareholder is required to make any payment or payments in respect of any Taxes of any of the Alarm Companies which allows Republic to realize a tax benefit measurable in dollars, then the dollar amount set forth in clause (i) of this Section 9.1.5 shall be increased by the amount of any such tax benefit; and

                          (b) the limitations on the amount of Indemnifiable Damages for which the Shareholder shall be liable to the Republic Companies hereunder shall not apply with respect to any Indemnifiable Damages suffered by the Republic Companies resulting from the breach by the Shareholder of any of the representations and warranties contained in Sections 3.5, 3.10 and, subject to the last sentence of Section 9.1.1, 3.19.

         9.2 SECURITY FOR THE SHAREHOLDER INDEMNIFICATION OBLIGATION. As security for the agreement by the Shareholder to indemnify and hold the Republic Companies harmless as described in Section 9.1, at the Closing, Republic shall set aside and hold certificates representing the Held Back Shares issued pursuant to this Agreement.

                 9.2.1 Each of the Republic Companies may set off against the Held Back Shares any Indemnifiable Damages which it is entitled to recover under Section 9.1 subject, however, to the following terms and conditions:

                          (a) The Republic Companies shall give written notice to the Shareholder of any claim for Indemnifiable Damages or any other damages hereunder, which notice shall set forth (i) the amount or estimated amount of Indemnifiable Damages which the Republic Companies claim to have sustained by reason thereof, and (ii) the basis of the claim therefor;

                          (b) Such set off shall be effected on the later to occur of the expiration of 10 business days from the date of such notice (the "Notice of Contest Period") or, if such claim is contested, the date the dispute is resolved, and such set off shall be charged against the Held Back Shares;

                          (c) If, prior to the expiration of the Notice of Contest Period, the Shareholder shall notify the Republic Companies in writing of an intention to dispute the claim and if such dispute is not resolved within 30 days after expiration of the Notice of Contest Period (the "Resolution Period"), then such dispute shall be resolved by a committee of three disinterested arbitrators (one appointed by the Shareholder, one appointed by Republic and one appointed by the two arbitrators so appointed), which shall be appointed within 60 days after the expiration of the Resolution Period. The arbitrators shall abide by the rules of the American Arbitration Association and their decision shall be made within 45 days of being appointed and shall be final and binding on all parties;

                          (d)     As soon as the Held Back Shares are
                 registered and any restrictions on sale imposed under Rule 145 of the Securities Act are terminated, the Shareholder may instruct Republic to sell some or all of the Held Back Shares and the net proceeds thereof shall be substituted for such Held Back Shares in any set off to be made by the Republic Companies pursuant to any claim hereunder, subject to any applicable SEC and other regulations. Republic shall pay the Shareholder simple interest at a 5% annual rate on any such net proceeds it may hold; and

                          (e) For purposes of this Section 9.2, any Held Back Shares not sold as provided in clause (d) of this Section
                 9.2 shall be valued at $29.00 per share.

                 9.2.2 Except with respect to shares transferred pursuant to the foregoing right of setoff (and in the case of such shares, until the same are transferred), all Held Back Shares shall be deemed to be owned by the Shareholder and the Shareholder shall be entitled to vote the same and to receive all cash dividends declared thereon; provided, however, that, there shall also be deposited with Republic subject to the terms of this Section 9.2, all shares of Republic Common Stock issued to the Shareholder as a result of any stock dividend or stock split with respect to the Held Back Shares. All stock issued upon Held Back Shares shall be distributed to the person or entity entitled to receive such Held Back Shares together with such Held Back Shares.

                 9.2.3 The Republic Companies agree to deliver to the Shareholder, no later than the first anniversary of the Effective Date, any Held Back Shares then held by them (or proceeds from the sale of the Held Back Shares) unless there then remains unresolved any claim for Indemnifiable Damages or other damages hereunder as to which notice has been given, in which event any Held Back Shares remaining on deposit (or proceeds from the sale of Held Back Shares) after such claim shall have been satisfied shall be returned to the Shareholder promptly after the time of satisfaction.

                 9.2.4 If the Held Back Shares are insufficient to set off a claim for Indemnifiable Damages (or have been delivered to the Shareholder prior to the making or resolution of such a claim), then the Republic Companies may take any action or exercise any remedy available to them by appropriate legal proceedings to collect the Indemnifiable Damages, and, subject to any applicable SEC and other regulations, the Shareholder may satisfy any such claims for Indemnifiable Damages in cash or Republic Shares (which, for purposes of this Section 9.2.4, shall be valued at $29.00 per share.

         9.3     ADJUSTMENTS TO MERGER CONSIDERATION.   All payments for
Indemnifiable Damages made pursuant to this Article IX shall be treated as adjustments to the consideration granted in the Merger.

         9.4 AGREEMENT BY REPUBLIC TO INDEMNIFY. Republic agrees to indemnify and hold the Shareholder harmless from and against any Indemnifiable Damages (as that term is defined in Section 9.1.1, but as would be applied if the damages were suffered by the Shareholder) suffered as a result of (i) any inaccurate representation or warranty made by any of the Republic Companies in this Agreement, (ii) any breach of the covenants or agreements made by any of the Republic Companies in this Agreement, or (iii) any inaccuracy in any certificate delivered by any of the Republic Companies pursuant to this Agreement.


                                   ARTICLE X

                             SECURITIES LAW MATTERS

         The parties agree as follows with respect to the sale or other disposition after Effective Time of the Republic Shares:

         10.1 DISPOSITION OF SHARES. The Shareholder represents and warrants that the Republic Shares being acquired by him hereunder are being acquired and will be acquired for his own account and will not be sold or otherwise disposed of, except pursuant to (i) an exemption from the registration requirements under the Securities Act, which does not require the filing by Republic with the SEC of any registration statement, offering circular or other document, in which case, the Shareholder shall first supply to Republic an opinion of counsel (which counsel and opinions shall be reasonably satisfactory to Republic) that such exemption is available, or (ii) a registration statement filed by Republic with the SEC under the Securities Act.

         10.2 LEGEND. The certificate representing the Republic Shares shall bear the following legend:

         THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER WITHOUT AN EFFECTIVE REGISTRATION STATEMENT BEING FILED UNDER OR PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE, AND ALSO MAY NOT BE TRANSFERRED OR DISPOSED OF BY THE HOLDER WITHOUT COMPLIANCE WITH SECURITIES AND EXCHANGE COMMISSION ACCOUNTING SERIES RELEASES 130 AND 135.

         Republic may, unless a registration statement is in effect covering the Republic Shares and the holding periods under the SEC's regulations and requirements regarding "pooling of interests" combinations are complied with, place stop transfer orders with its transfer agents with respect to such certificates.


                                   ARTICLE XI

                                  DEFINITIONS

         11.1 DEFINED TERMS. As used herein, the following terms shall have the following meanings:

                 "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

                 "Contract" means any indenture, lease, sublease, license, loan agreement, mortgage, note, indenture, restriction, will, trust, commitment, obligation or other contract, agreement or instrument, whether written or oral.

                 "Effective Date" means the date on which the Effective Time occurs.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                 "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

                 "Governmental Authority" means any nation or government, any state, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                 "Knowledge" means, with respect to an individual, actual knowledge after reasonable investigation, and, with respect to an entity, means the Knowledge (as so defined) of its directors and officers.

                 "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

                 "Material Adverse Change (or Effect)" means a change (or effect), in the condition (financial or otherwise), properties, assets, liabilities, rights, obligations, operations, business or prospects of the specified corporation or corporations, considered in the aggregate, which change (or effect) individually or in the aggregate, is materially adverse to such condition, properties, assets, liabilities, rights, obligations, operations, business or prospects.

                 "Person" means an individual, partnership, corporation, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

                 "Register", "registered" and "registration" refer to a registration of the offering and sale of securities effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

                 "Republic Shares" means the shares of Republic Common Stock which the Shareholders receive in connection with the Mergers.

                 "SEC" means the Securities and Exchange Commission.

                 "Securities Act" means the Securities Act of 1933, as amended.

                 "Tax Return" means any tax return, filing or information statement required to be filed in connection with or with respect to any Taxes, reporting of income or related matters; and

                 "Taxes" means all taxes, fees or other assessments, including, but not limited to, income, excise, property, sales, franchise, intangible, withholding, social security and unemployment taxes imposed by any federal, state, local or foreign governmental agency, and any interest or penalties related thereto.

         11.2    OTHER DEFINITIONAL PROVISIONS.

                 (a) All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

                 (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

                 (c) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.


                                  ARTICLE XII

                       TERMINATION, AMENDMENT AND WAIVER

         12.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

                 (a) by mutual written consent of all of the parties hereto at any time prior to the Closing;

                 (b) by Republic in the event of a material breach by the Shareholder or any of the Alarm Companies of any provision of this Agreement, or by the Shareholder in the event of a material breach by the Republic Companies of any provision of this Agreement; or

                 (c) by Republic or the Shareholder, if the Closing shall not have occurred by March 1, 1996, or such other date as may be agreed upon by such parties.

         12.2 EFFECT OF TERMINATION. Except as provided in Article IX, in the event of termination of this Agreement pursuant to Section 12.1, this Agreement and the Plans of Merger shall forthwith become void; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement. The Confidential Disclosure Agreement referenced in Section 5.5 and the confidentiality provisions in Section 5.5 will survive any termination of this Agreement.

                                  ARTICLE XIII

                               GENERAL PROVISIONS

         13.1 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing, shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid), to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other party), and shall be deemed received on the earlier of the time of actual receipt or five days after mailing:

                 (a)      IF TO ANY OF THE REPUBLIC COMPANIES TO:

                          Republic Industries, Inc.
                          200 East Las Olas Blvd., Suite 1400
                          Ft. Lauderdale, FL 33301
                          Attn:  General Counsel
                          Telecopy:  (954) 779-3884

                 (b)      IF TO THE SHAREHOLDER OR ANY OF THE ALARM COMPANIES
         TO:

                          J. Stewart Jackson
                          1955 Sherman Street
                          Denver, CO 80203
                          Telecopy: (303) 575-0381

                          WITH A COPY TO:

                          Friedlob Sanderson Raskin Paulson
                            & Tourtillott, LLC
                          1400 Glenarm Place, Suite 300
                          Denver, CO 80202-5099
                          Attn: Raymond Friedlob
                          Telecopy: (303) 595-3159

         13.2 ENTIRE AGREEMENT. The Confidential Disclosure Agreement described in Section 5.5 hereof and this Agreement (including the Exhibits and Schedules attached hereto) and the other documents delivered at the Closing pursuant hereto or in connection herewith, contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter. The Exhibits and Schedules constitute a part hereof as though set forth in full herein.

         13.3 EXPENSES. Except as otherwise provided herein, the parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby.

         13.4 AMENDMENT; WAIVER. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

         13.5 BINDING EFFECT. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned by any party without the prior written consent of all other parties hereto.

         13.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

         13.7 INTERPRETATION. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein and on the schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the schedules. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Time shall be of the essence in this Agreement.

         13.8 GOVERNING LAW; INTERPRETATION. EXCEPT AS TO MATTERS REQUIRED UNDER THIS AGREEMENT TO BE RESOLVED BY ARBITRATION, THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED FOR ALL PURPOSES BY THE LAWS OF THE STATE OF COLORADO APPLICABLE TO

CONTRACTS EXECUTED AND TO BE WHOLLY PERFORMED WITHIN SUCH STATE, EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW. THE PARTIES CONSENT TO THE JURISDICTION OF ANY OF THE FEDERAL OR STATE COURTS LOCATED IN THE STATE OF COLORADO IN CONNECTION WITH ANY SUIT TO ENFORCE THE RIGHTS OF ANY PARTY UNDER THIS AGREEMENT.

         13.9 INVESTMENT REPRESENTATIONS. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arms' length negotiations conducted by and among the parties and their respective counsel.


                         [SIGNATURES ON FOLLOWING PAGE]





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

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                           REPUBLIC INDUSTRIES, INC.

                           By: /s/ Robert A. Guerin
                              --------------------------
                           Name:  Robert A. Guerin
                           Title:  Senior Vice President


                           RI/DFRP, INC.

                           By: /s/ Robert A. Guerin
                              ----------------------------
                           Name: Robert A. Guerin
                           Title:  Vice President

                           RI/GS MERGER CORP.

                           By: /s/ Robert A. Guerin
                              ----------------------------
                           Name: Robert A. Guerin
                           Title: Vice President


                           DENVER FIRE REPORTER AND
                           PROTECTIVE CO.

                           By: /s/ J. Stewart Jackson
                              ----------------------------
                              J. Stewart Jackson, President


                           GUARDIAN SECURITY SERVICES, INC.

                           By: /s/ J. Stewart Jackson
                              -----------------------------
                              J. Stewart Jackson, President


                           /s/ J. Stewart Jackson
                           --------------------------------
                           J. Stewart Jackson, individually





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